UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2005


                  DataLogic International, Inc.
_____________________________________________________________________________
      (Exact name of registrant as specified in its charter)


        Delaware                      0-30382                33-0755473
_____________________________________________________________________________
(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
     of incorporation)                                     Identification No.)


    18301 Von Karman Ave, Suite 250, Irvine, California 92612
_____________________________________________________________________________
             (Address of principal executive offices)

                          (949) 260-0120
_____________________________________________________________________________
                 (Registrant's telephone number)

_____________________________________________________________________________
  (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 ))

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Item 5.02  Departure of Directors or Principal Officers; Election of
           Directors; Appointment of Principal Officers

Keith C. Moore, age 44, joined the Board of Directors of DataLogic International, Inc. ("DLGI") on January 19, 2005. The existing Board Members, Derek Nguyen, Khanh (Keith) Nguyen and Ray Mueller appointed Mr. Moore to serve as Chairman of the Board, Chief Executive Officer, and Chief Operating Officer. Mr. Moore will assume the CEO responsibilities from Derek Nguyen and COO responsibilities from Khanh Nguyen, effective immediately. Mr. Derek Nguyen will remain a director and serve as the Chief Information Officer of DataLogic International and Chief Executive Officer of DataLogic Consulting, Inc., a wholly owned subsidiary of DLGI. Mr. Derek Nguyen will assume the CIO responsibilities from Ray Mueller.

Mr. Moore has served in various executive capacities for small and large companies, including Activision, a NASDAQ publicly traded company, as well as iTechexpress, Inc., POPcast, and Cinemaware. Collectively, for these organizations, Mr. Moore was instrumental in raising capital in excess of $100 million and growing revenues in excess of $600 million.

Most recently, Mr. Moore was Chairman of the Board, CEO and COO of iTechexpress, Inc., positions he assumed in early 2002. Mr. Moore was the founder of several startups, including iTechexpress, Inc., NetWorx New Media, Inc., Service Advantage International, Inc. and The Web Connect Company. Mr. Moore is also a founder of International Consumer Technologies and was Vice President, Chief Financial Officer and Director since its inception in July 1986 until its amalgamation into Activision in December 1994.

Mr. Moore, a Certified Public Accountant by training, earned his BS in Accounting and his Masters in Finance from Eastern Michigan University in 1982 and 1984, respectively.

DLGI and Mr. Moore have not finished discussions on all aspects of Mr. Moore's employment agreement and the final employment agreement is subject to approval by DLGI's Board of Directors. In general, Mr. Moore will earn an annual salary of $140,000 and $160,000 payable in a combination of cash and shares during the next two years. Further, Mr. Moore shall receive an initial stock option grant of 2,500,000 shares vesting over two years based upon the average closing price for DLGI's common stock for the ten trading days immediately preceding the vesting date. DLGI has agreed to register the shares of common stock underlying the stock options at its own expense. DLGI and Mr. Moore have set a deadline of February 2, 2005 to formalize the complete terms and conditions of the employment agreement.

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                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2005            DATALOGIC INTERNATIONAL, INC.
                                  a Delaware corporation


                                  By: /s/ Khanh Nguyen
                                  ________________________________________
                                  Khanh Nguyen, President